EXHIBIT 99.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of August 15, 2008 (this "Agreement") by and between Larry Hyman, in his capacity as Creditor Trustee, for BevSystems International, Inc, a Florida Corporation, substantively consolidated with BevSystems International Ltd, ("BEV"), and Rotate Black, Inc., a Nevada Corporation ("Rotate Black, Inc.") or the ("Surviving Corporation"), together the ("Constituent Corporations").

WHEREAS, the Boards of Directors of Rotate Black, Inc. desire that BEV merge with and into Rotate Black, Inc. pursuant to the terms and conditions of this Agreement and in accordance with Chapter 92A.100 of the Nevada Revised Statutes (" the NRS") and Section 607.1107 of the Florida Business Corporation Act (the "FBCA"), and;

WHEREAS, the Constituent Corporations have agreed to merge pursuant to and in accordance with the Confirmed Plan of Reorganization (the "Plan"), dated April 20, 2006, submitted to the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court"), in connection with the case filed by BEV seeking reorganization under Chapter 11 of the United States Bankruptcy Code; and

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. BEV shall merge with and into Rotate Black, Inc. (the "Merger"). Rotate Black, Inc. shall be the surviving corporation in the Merger, and at the Effective Time (as defined below), the separate existence of BEV shall cease. The corporate existence of Rotate Black, Inc., with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and as the surviving corporation it shall succeed to all rights and assets of BEV as and to the extent provided in Chapter 92A.100 of the NRS.

Section 1.2. The Effective Time. The Merger shall become effective (the "Effective Time") upon the filing of (i) a certificate of merger executed by Rotate Black, Inc. with the Secretary of State of the State of Nevada pursuant to Chapter 92A.100 of the NRS, the form of which is attached as Annex A and (ii) articles of merger executed by Larry Hyman in his capacity as Chapter 11 Trustee, for BEV, and Rotate Black, Inc. with the Florida Department of State in the form required by Section 607.1105 of the FBCA.

Section 1.3. Certificate of Incorporation. The Certificate of Incorporation of Rotate Black, Inc. shall, as of the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until duly amended.

Section 1.4. By-Laws. The By-Laws of Rotate Black, Inc. shall, as of the Effective Time, be the By-Laws of the Surviving Corporation until duly amended.

Section 1.5. Officers and Directors. At the Effective Time, the directors and officers of the Surviving Corporation shall be as follows:

Name	Position (s)

John Paulsen	Chairman of the Board of Directors
Chief Executive Officer, Secretary and Treasurer

Dual Cooper	Director, President

The terms and classes of the directors shall be determined by the Board of Directors of the Surviving Corporation.

Section 1.6. Required Approvals. This Agreement has been adopted and approved by the stockholders of Rotate Black, Inc. in accordance with Chapter 92A.100 of the NRS

Section 1.7. Corporate Name. The name under which Rotate Black, Inc. was originally formed in Nevada was "Rotate Black, Inc., Inc."

ARTICLE II

CONVERSION OF SHARES

Section 2.1. Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any capital stock thereof:

(a) Cancellation of Outstanding Capital Stock of BEV. All issued and outstanding shares of capital stock of BEV, and all treasury stock owned by BEV, canceled pursuant to the plan shall cease to exist.

(b) Issuance of Common Shares. One Million (1,000,000) Common Shares of the Surviving Corporation will be issued to the Creditors of Bev as provided for in the Plan.

(c) Continuance of Capital Stock of Rotate Black, Inc. Each Rotate Black, Inc. Common Share that is issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding. There shall be Nine Million (9,000,000) Common Shares issued to members of Rotate Black, LLC.

Section 2.2. Closing of Transfer Books. From and after the Effective Time, the stock transfer books of BEV shall be closed and no transfer of any capital stock of BEV shall thereafter be made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties. Each party hereby represents and warrants to the other that such party: (i) is a corporation duly organized and in good standing in its jurisdiction of incorporation; (ii) has obtained the approval of its board of directors to effect the Merger or is acting pursuant to Court order; and (iii) has full power and authority to execute, deliver and perform this Agreement.

ARTICLE IV

CLOSING CONDITIONS; THE CLOSING

Section 4.1. Closing Conditions. (a) The consummation of the Merger and the other transactions provided herein is conditioned upon the satisfaction of the following conditions: (i) Rotate Black, Inc. shall have provided the Trustee for BEV, evidence of sufficient capital to implement the Plan and (ii) the Modification Order shall have been entered. The parties shall use their commercially reasonable efforts to satisfy the foregoing conditions.

ARTICLE V

TERMINATION OR ABANDONMENT OF MERGER

Section 5.1. Termination. This Agreement may be terminated or the Merger abandoned at any time by the Board of Directors of Rotate Black, Inc., if the Board of Directors of Rotate Black, Inc. shall determine for any reason that the consummation of the transactions contemplated hereby would be inadvisable or not in the best interests of Rotate Black, Inc. or its shareholders.

ARTICLE VI

AMENDMENTS

Section 6.1. Amendments. At any time prior to the Effective Time, the parties hereto may by written agreement amend, modify or supplement any provision of this Agreement, provided that no such amendment, modification or supplement may be made if, in the sole judgment of the Board of Directors of Rotate Black, Inc., it would adversely affect the rights and interests of Rotate Black, Inc.'s shareholders in any material respect.

ARTICLE VII

ACCOMPLISHMENT OF MERGER

Section 7.1. Further Assurances. The parties hereto each agree to execute such documents and instruments and to take whatever action may be necessary or desirable to consummate the Merger.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1. Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Nevada applicable to contracts to be fully performed in such State, without giving effect to choice of law principles.

Section 8.2. Headings. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

Section 8.3. Binding Effect; Successors and Assigns. This Agreement may not be assigned by either party without the written consent of the other party; this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

Section 8.4. Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

Section 8.5. Extensions of Time. At any time prior to the Effective Time, the parties hereto may, by written agreement, extend time for the performance of any of the obligations or other acts of the parties hereto.

Section 8.6. Merger Agreement. A copy of this Agreement is on file at the principal place of business of Rotate Black, Inc., 628 Harbor View Lane, Petoskey, Mi 49770, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder or shareholder of either Constituent Corporation.

Section 8.7. Reimbursement of Expenses. Upon closing of the Merger under this Agreement, the Surviving Corporation shall reimburse the officers, directors and shareholders of Rotate Black, Inc., as the case may be, for all costs and expenses incurred by any of such persons in connection with the Merger, including without limitation, all legal fees and expenses.

IN WITNESS WHEREOF, BEV and Rotate Black, Inc. have caused this Agreement  to be signed by their respective officers thereunto duly authorized as of the day first above written.

ROTATE BLACK, INC.

By:	/s/ JOHN PAULSEN
Name: John Paulsen
Title: CEO

BEVSYSTEMS INTERNATIONAL, INC.
BEVSYSTEMS INTERNATIONAL, LTD

By:	/s/ LARRY HYMAN
Name:	Larry Hyman
Title:	Chapter 11 Trustee for
BevSystems International, Inc and
Bevsystems International Ltd

CERTIFICATION OF SECRETARY

The undersigned, as Secretary of Rotate Black, Inc., Inc., hereby certifies that a majority of the outstanding stock of Rotate Black, Inc., Inc. was voted in favor of the aforesaid Merger pursuant to and in accordance with the terms of the above Agreement and Plan of Merger.

/s/ JOHN PAULSEN, Secretary
Secretary
John Paulsen

Annex A

CERTIFICATE OF MERGER

Merging

BEVSYSTEMS INTERNATIONAL, INC.

Formerly Bevsystems International, LTD

(a Florida corporation)

into

ROTATE BLACK, INC.

(a Nevada corporation)

The undersigned corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS") does hereby certify, pursuant to Chapter 92A.100 thereof, that:

FIRST: The names and states of incorporation of the constituent corporations in the Merger (as defined below) are Bevsystems International, Inc formerly Bevsystems International Ltd, a Florida corporation ("BEV") and Rotate Black, Inc., a Nevada corporation ("Rotate Black, Inc." or the "Surviving Corporation", and together with BEV, the "Constituent Corporations").

SECOND: The Agreement and Plan of Merger (the "Merger Agreement") dated as of April 30, 2006 by and between BEV and Rotate Black, Inc. providing for the merger of BEV with and into Rotate Black, Inc. (the "Merger"), has been adopted, approved, certified, executed and acknowledged by Larry Hyman in his capacity as Chapter 11 Trustee for BEV and Rotate Black, Inc. in accordance with the requirements of Sections 607.1107 and 607.1103 of the Florida Business Corporation Act., and Chapter 92A.100 of the Nevada Revised Statutes, respectively.

THIRD: The name of the Surviving Corporation is "Rotate Black, Inc."

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

FIFTH: A copy of the Merger Agreement is on file at the principal place of business of Rotate Black, Inc., 628 Harbor View Lane Petoskey, Michigan, 49770, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

SIXTH: The authorized capital stock of Rotate Black, Inc. is One Hundred Million (100,000,000) common shares of par value $.001.

SEVENTH: The Company shall issue additional shares for investment purposes only that are designated for the sole purpose of increasing shareholder value.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by its duly authorized officer on this  15th day of August, 2008.

ROTATE BLACK, INC., INC.

By:	/s/ JOHN PAULSEN, CEO
Name:	John Paulsen
Title:	CEO